Exhibit 23.8

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Bed Bath & Beyond, Inc. of our report dated June 2, 2026, relating to the financial statements of The Container Store Group, Inc., which appears in Bed Bath & Beyond, Inc.'s Current Report on Form 8-K/A dated July 27, 2026.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
August 4, 2026